EXHIBIT 23.4


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated March 18, 1999, accompanying the consolidated financial statements of First Hogansville Bankshares, Inc. and subsidiary contained in the Registration Statement on Form S and Prospectus. We consent to the use of the aforementioned report in the Registration Statement on Form S and Prospectus and to the use of our name as it appears under the caption "Experts."


                                       /s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia
July 29, 1999